SCHWARTZ LEVITSKY FELDMAN llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO o MONTREAL



                                                                             SLF



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the incorporation by reference in the Registration Statement of Thinkpath Inc. (the "Company") on Form S-8 and the use of our opinion dated April 5, 2007 on the financial statements of the Company for the fiscal years ended December 31, 2007 and 2005.

                                               /S/ SCHWARTZ LEVITSKY FELDMAN llp
                                               ---------------------------------
Toronto, Ontario, Canada                                   Chartered Accountants
September 21, 2007                                   Licensed Public Accountants








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